UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 22, 2017

The J. M. Smucker Company

(Exact Name of Registrant as Specified in Its Charter)

Ohio	001-05111	34-0538550
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Strawberry Lane
Orrville, Ohio		44667-0280
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (330) 682-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 22, 2017, The J. M. Smucker Company (the “Company”) entered into a share repurchase plan (the “Plan”) established in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with the 6,586,598 remaining common shares authorized for repurchase by the Company’s Board of Directors as of the Company’s fiscal quarter ended January 31, 2017. A Rule 10b5-1 plan allows a company to repurchase its shares at times when it otherwise might be unable to do so under the Exchange Act’s insider trading rules or during self-imposed trading blackout periods.

The Plan will facilitate purchases of the Company’s common shares under its authorized share repurchase program. The Company’s designated broker will have authority under the Plan to repurchase up to 3,000,000 of the remaining 6,586,598 common shares authorized for repurchase commencing on February 27, 2017 and expiring on October 31, 2017, unless terminated earlier in accordance with the terms of the Plan. Repurchases under the Plan will be subject to specified parameters and certain price and volume restraints as established in the Plan. Therefore, there is no guarantee as to the exact number of common shares that will be repurchased. Any repurchased shares will be held in treasury.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. M. SMUCKER COMPANY

By:	/s/ Mark R. Belgya
Mark R. Belgya
Vice Chair and Chief Financial Officer

Date:    February 22, 2017